Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2024, with respect to the consolidated financial statements of Travelzoo and subsidiaries, incorporated herein by reference.

 /s/ KPMG LLP

New York, New York
May 24, 2024